EXHIBIT 15(a).3

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Financial Information” and to the use of our report dated April 20,2005 on the December 31, 2004 financial statements included in the Form 20-F – Registration Statement pursuant to Section 12(g) of the Securities Exchange Act of 1934 of Coastport Capital Inc. for the registration of shares of its common stock.

“Smythe Ratcliffe” (signed)

SMYTHE RATCLIFFE
Chartered Accountants

7th Floor
355 Burrard Street
Vancouver, B.C.
Canada V6C 2G8

December 2, 2005